                                                                   EXHIBIT 10.50



                                 AMENDMENT NO. 1


         This Amendment No. 1 ("Amendment") to the Collaboration and License Agreements effective October 29, 1998 between the parties hereto (the "Agreements") is effective as of April 15, 1999, (the "Effective Date") and by agreement of the parties as of the Effective Date amends the Agreements as follows:

         1. All capitalized terms herein shall have the same meaning as in the Agreements.

         2. The parties understand and agree that the mix of Phamacopeia chemists and biologists specified in Section 2.5.1 is an initial estimate only, and may vary throughout the course of the Collaboration as reasonably necessary to carry out the Collaboration Research Plan.

         3. Section 2.9.4 is amended to read, in its entirety, as follows:

                  At the time that Schering and Pharmacopeia initiate the design and preparation of an Optimization Library, Schering shall identify the Target (in coded form only) and the relevant general therapeutic area for which the Optimization Library is being prepared. Notwithstanding the preceding sentence, in the event Schering wishes Pharmacopeia to prepare an Optimization Library based on a compound identified from Schering's screening of a Targeted Library pursuant to the Collaboration Agreement entered into by and between the parties effective as of December 22, 1994 as amended, Schering first shall disclose to Pharmacopeia the identity of the proposed Target for which the Optimization Library is to be prepared, in sufficient detail so that Pharmacopeia can ensure the avoidance of any conflict with any previous or current program. It is understood and agreed that if Pharmacopeia, at its sole discretion, determines that such a conflict exists, then Pharmacopeia shall not be obligated to prepare such Optimization Library.

         4. The remaining terms of the Agreements, except to the limited extent modified by the terms of this Amendment and by the agreement letter dated March 29, 1999, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives and delivered in triplicate originals on the Effective Date.

SCHERING CORPORATION                PHARMACOPEIA, INC



By:      /s/ David Poorvin          By:      /s/ John J. Baldwin
   ------------------------------      ------------------------------

Name: DAVID POORVIN                 Name:  JOHN J. BALDWIN, Ph.D.
     ----------------------------        ----------------------------

Title: Vice President               Title: Chief Science and Technology Officer
      ---------------------------         -------------------------------------

SCHERING-PLOUGH, LTD.



By:      /s/ David Poorvin
   -----------------------------

Name: DAVID POORVIN
     ---------------------------

Title: Prokurist
      --------------------------



                                       2